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                                 EXHIBIT 21.1
                             LIST OF SUBSIDIARIES


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
SUBSIDIARY                            JURISDICTION OF INCORPORATION
----------                                   OR ORGANIZATION              DOING BUSINESS AS
                                             ---------------              -----------------
Fortress Mortgage, Inc.                           Delaware                Fortress Mortgage

Brookstone Homes, Inc.                            Delaware                Brookstone Homes

Fortress-Florida, Inc.                            Delaware                Fortress Homes and
                                                                          Communities of Florida

Fortress Tysons, LLC                              Delaware                Westbrook Homes

Fortress Holding - Virginia, Inc.                 Delaware
    Sunstar Enterprises, LLC                      Delaware
         Landmark Homes, Inc.                     North Carolina          Sunstar Homes
         Legacy Homes, Inc.                       North Carolina

    Christopher Homes, LLC                        Nevada                  Christopher Homes

    Fortress Pennsylvania, LLC                    Delaware                Iacobucci Homes

    Galloway Enterprises, LLC                     Delaware
         Don Galloway Homes, LLC                  Delaware                Don Galloway Homes
         Thornblade, LLC                          North Carolina
         Don Galloway Land, LLC                   North Carolina

   Whittaker Construction, LLC                    Delaware                Whittaker Homes
   Whittaker Custom Homes, LLC                    Delaware
   RRKTG Lumber, LLC                              Delaware                RRKTG Lumber
   Lewis and Clark Title Company                  Missouri                Lewis and Clark Title

   Quail Construction, LLC                        Washington              Quail Construction
   Camden Crossing, LLC                           Washington
   Quail Real Estate, LLC                         Washington              Quail Realty

   The Genesee Company, LLC                       Colorado                The Genesee Company
   Genesee Venture, LLC                           Colorado
   Genesee Communities II, LLC                    Colorado
   Genesee Communities IV, LLC                    Colorado
   Genesee Communities V, LLC                     Colorado
   Genesee Communities VI, LLC                    Colorado
   Genesee Communities VII, LLC                   Colorado
   Genesee Communities VIII, LLC                  Colorado

   Wilshire Homes, Ltd.                           Texas                   Wilshire Homes
   Fortress Management, Inc.                      Texas
   Wilshire Homes San Antonio, Ltd.               Texas
   Cullen Avenue, Ltd.                            Texas
   The Park at Los Indios, Ltd.                   Texas
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